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                                                                   EXHIBIT 10.19


                             CONTRIBUTION AGREEMENT

         This Contribution Agreement, dated as of September 30, 1999, is by and between Beacon Education Management LLC, a Tennessee limited liability company ("Beacon"), and William R. Hambrecht, as Trustee for the Hambrecht 1980 Revocable Trust (the "Trust") formed under that certain Trust Agreement originally dated September 4, 1980, as amended ("Trustee").

         WHEREAS, pursuant to a Loan Agreement dated as of September 30, 1999 (the "Loan Agreement"), by and between BankBoston, N.A. ("Bank") and Rising Tide Charter School, a body politic and corporate created and existing under Mass. Gen. Laws, Chapter 71, Section 89 ("Borrower"), the Bank has agreed to loan $500,000 to the Borrower;

         WHEREAS, in connection with the Loan Agreement, Trustee has executed a Limited Guaranty by the Trust in favor of Bank of even date herewith ("Limited Guaranty"), and Beacon has executed a Guaranty Agreement in favor of Bank of even date herewith;

         WHEREAS, Beacon has requested that the Trustee provide the Limited Guaranty to support the obligations of Borrower under the Loan Agreement, and Beacon, as manager of Borrower, will receive direct financial benefits as a result of the Loan Agreement; and

         WHEREAS, Trustee has requested that Beacon acknowledge in writing its agreement to indemnify Trustee from all claims and losses that may be asserted against Trustee by Bank under the Limited Guaranty.

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, and in order to induce Trustee to execute the Limited Guaranty, the parties agree as follows:

         1. Reimbursement by Beacon. If at any time, and from time to time, Bank shall have made a demand on Trustee for payment under the Limited Guaranty or the Trustee shall have otherwise made any payment to Bank on account of Borrower's obligations under the Loan Agreement, then Beacon shall, on demand by the Trustee, reimburse Trustee for all amounts Trustee has paid to Bank within ten (10) days. No forbearance or failure by Trustee to demand reimbursement from Beacon on any occasion or with respect to any payment shall be deemed a waiver of the right to seek reimbursement of any other or subsequent payment on one or more other occasions.

         2. Notice of Default by Borrower. If an Event of Default as defined in the Loan Agreement) shall occur, then within five (5) days after Beacon has knowledge of such Event of Default Beacon shall furnish or cause to be furnished to Trustee a written statement describing such Event of Default.

         3. Representations and Warranties of Beacon. Beacon is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Tennessee. Beacon has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Beacon are within Beacon's power and have been duly authorized. This


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Agreement has been duly executed by Beacon and is a legally valid and binding obligation of Beacon, enforceable against Beacon in accordance with its terms, except as enforceability thereof may be affected by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and (ii) availability of certain equitable remedies may be Limited by certain equitable principles of general applicability.

         4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent by telecopy or via a nationally-recognized overnight courier service with charges prepaid, and shall be deemed received upon the earlier of:
(a) if delivered personally or via overnight courier, the date of delivery to the address of the person to receive such notice, (b) if mailed, upon the date of receipt as disclosed on the return receipt, (c) if telecopied, the date of receipt as disclosed by the transmission record.

                  To Trustee:       The Hambrecht 1980 Revocable Trust
                                    550 Fifteenth Street
                                    San Francisco, California 94103
                                    Attn: Robert Rembowski

                  To Beacon:        Beacon Education Management
                                    28 White Bridge Road, Suite 311
                                    Nashville, TN 37205
                                    Attn: Managing Member

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

         5. Survival of Warranties. All agreements, representations and warranties made in this Agreement and in any related certificates and agreements shall survive the execution and delivery of this Agreement and the expiration of the Limited Guaranty, and shall continue until any and all sums payable under this Agreement shall have been paid and performed in full.

         6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         7. Headings. Sections and other headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8. No Waiver. Any delay or omission of Trustee in exercising any right or power arising from any default by Beacon shall not be construed as a waiver of such default nor shall any single or partial exercise thereof preclude any further exercise thereof. Trustee may, at its option, waive any of the conditions herein, and any such waiver shall not be deemed a waiver of Trustee's rights hereunder but shall be deemed to have been made in pursuance of this Agreement and not in modification thereof.


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         9.       No Third Party Benefits. This Agreement is made for the sole benefit of Beacon and Trustee and their successors and permitted assigns. No other person or persons shall have any rights or remedies under or by reason of this Agreement or to exercise any right or power of Trustee hereunder. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Trustee and its successors and assigns and binds Beacon and its successors and assigns.

         10. Entire Agreement. This Agreement constitutes the entire understanding between the parties and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

         11. California Law. This Agreement shall be construed in accordance with the internal laws of the State of California, without regard to its conflicts of laws principles.

         12. Waiver of Jury Trial, Set-Off and Counterclaim. Beacon and Trustee waive the right of trial by jury and the Beacon waives the right to interpose any set-off or counterclaim of any kind or description in any such litigation.

         13. Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable, the remainder of this Agreement shall remain in full force and effect.

         14. Alternative Dispute Resolution. All claims, including any and all questions of law or fact relating thereto, shall, at the written request of any party, be determined by reference to a single neutral referee to be selected by the parties, who shall be a retired state of federal judge with at least five years of judicial experience in civil matters. In the event that the parties cannot agree upon a referee, the referee shall be appointed by the court. The parties shall equally bear the fees and expenses of the referee unless the referee otherwise provides in the statement of decision. Except as provided in this Agreement, the reference shall be conducted pursuant to California law.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"Trustee":                        /s/ William R. Hambrecht
                                  --------------------------
                                  WILLIAM R. HAMBRECHT,
                                  as Trustee of The Hambrecht
                                  1980 Revocable Trust


"Beacon":                         BEACON EDUCATION MANAGEMENT LLC


                                  By: /s/ James W. McGonigle
                                      ----------------------
                                  Name:  James W. McGonigle
                                         ------------------
                                  Title: CFO
                                         ------------------


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